EXHIBIT 10.22

MVR Reseller Agreement

This Motor Vehicle Record Service Agreement (“Agreement”) is entered into between ChoicePoint Services Inc., a Georgia Corporation with a business address at 1000 Alderman Drive, Alpharetta, Georgia 30005 (“ChoicePoint”) and Avert, Inc., a Colorado Corporation with a business address at 301 Remington Street, Fort Collins, Colorado 80524 (“Reseller”). The effective date of this Agreement shall be the date the Agreement is executed by the last party signing (“Effective Date”).

Background

A.	ChoicePoint procures from state Departments of Motor Vehicles motor vehicle records ("MVRs") relating to individual consumers; and

B.	Reseller provides information products to end user employers and end user prospective employers for screening of employees and prospective employees; and

C.	The parties wish to enter a business relationship under certain terms and conditions set forth herein.

NOW THEREFORE, the parties agree as follows:

Purchase of MVRs.

Generally. During the Term, as defined in Section 1.3, Reseller shall request that ChoicePoint provide Reseller with MVRs to the extent permitted by this Agreement. ChoicePoint hereby grants Reseller a nonexclusive, nontransferable, limited license to market and disseminate the MVRs solely to Authorized Recipients, as defined in Section 3.3, for the purposes described in Sections 3.1 and 3.2 and only consistent with the terms of this Agreement.

Term. The term of this Agreement and associated limited license shall be for a period of one (1) year, commencing upon the above-indicated Effective Date (“Term”). The Term shall automatically renew for additional one-year terms (“Renewal Terms”) unless either party gives 60 days prior written notice before the expiration of the Term or any Renewal Term.

Termination for Cause. This Agreement and the limited license granted hereunder may also be terminated as set forth below. Any such termination effected pursuant to this Section will be in addition to any other legal remedies afforded the party asserting this right to terminate.

This Agreement may be terminated by either party (the “non-breaching party”) upon written notice of termination in the event that the other party (the “breaching party”) fails to perform or observe any material term or provision of this Agreement, and does not cure such breach in all material respects within thirty (30) days following written notice from the non-breaching party demanding correction of such breach. Such notice shall describe the breach in sufficient detail to permit the breaching party to correct such breach.

Notwithstanding Section 1.4.1, this Agreement and associated limited license may be terminated by ChoicePoint upon twenty-four (24) hours’ written notice to Reseller if ChoicePoint has reason to believe that Reseller has ordered, used or disseminated any MVR, in whole or in part, contrary to this Agreement or in violation of any federal, state, or local law or regulation.

This Agreement may be terminated by either party upon written notice of termination in the event that the other party makes a general assignment for the benefit of creditors, or files voluntary petition in bankruptcy or for reorganization or rearrangement under the bankruptcy laws, or if a petition in bankruptcy is filed against such other party and is not dismissed within sixty (60) days after the filing, or if a receiver or trustee is appointed for all or any part of property or assets of such other party.

Effect of Termination. Upon the termination of this Agreement in accordance with the provisions hereof: (i) ChoicePoint shall cease to provide Reseller with any further MVRs; and (ii) Reseller shall pay as provided in Section 5.4 or immediately upon invoice to ChoicePoint all fees and charges, if any at that time, which are accrued up to the effective date of termination and not yet paid hereunder.

Order and Delivery of MVRs.

2.1	Reseller Orders. Reseller shall submit MVR orders to ChoicePoint via ChoicePoint’s web site located at www.order.choicepointinc.com. Reseller shall order MVRs only when Reseller has received a request for such MVR from an Authorized Recipient, as defined in Section 3.3.

2.2	ChoicePoint’s Processing Duties. Upon receipt of Reseller’s orders, ChoicePoint will process with the relevant states the requests received from Reseller. ChoicePoint will convert any state MVRs that are returned by a state to ChoicePoint in a paper format (“Paper State”) to an electronic data transmission format prior to communicating the MVR to Reseller. Each return file will include the requested MVRs, to the extent such MVRs are provided to ChoicePoint by the relevant states and to the extent such MVRs can be provided lawfully to Reseller.

It is specifically recognized that the availability of MVRs from the states (for the purposes identified in this Agreement) may change during the term of this Agreement. In the event of a change in state or federal law or regulation that effectively prohibits ChoicePoint’s dissemination of MVRs to Reseller, ChoicePoint’s inability to provide such MVRs shall not be considered a breach of this Agreement. If any state discontinues providing MVRs to ChoicePoint, for any reason, ChoicePoint’s inability to provide such state’s MVRs to Reseller shall not be considered a breach of this Agreement. In addition, in the event that ChoicePoint decides to discontinue purchasing MVRs from any state, for any reason, ChoicePoint’s inability to provide such state’s MVRs to Reseller shall not be considered a breach of this Agreement.

2.3	Reseller’s Receipt of MVRs from ChoicePoint. Reseller shall receive MVRs from ChoicePoint and shall disseminate such MVRs only to Authorized Recipients, as defined in Section 3.3. ChoicePoint shall notify Reseller as soon as reasonably practical of any changes to ChoicePoint’s protocol or format that would affect Reseller’s ability to process and disseminate MVRs. If such a change is initiated solely by ChoicePoint, ChoicePoint will provide at least ninety (90) days’ prior written notice of the changes to Reseller.

Authorized Recipients and Permitted Uses.

Processing of MVRs for the Employment Market.

3.1.1	ChoicePoint engages Reseller on a non-exclusive basis, and Reseller accepts such engagement, to serve as a processor of MVRs for end user employers that shall use MVRs solely for employment purposes, as contemplated by the Fair Credit Reporting Act, 15 U.S.C. § 1681b(a)(3)(B) (“FCRA”) (“Employers”).

3.1.2	Reseller shall have an agreement for service with each Employer containing the restrictions and obligations outlined in Exhibit B attached hereto and incorporated herein. Before establishing an account for any Employer, Reseller must:

(i) confirm the identity of the Employer;

(ii) obtain certification from the Employer that MVRs shall be used solely for employment purposes involving the consumer to whom the MVR relates;

(iii) obtain certification that the Employer is an end user of the MVR and does not intend to resell or otherwise provide or transfer the MVR in whole or in part to any other person or entity; and,

(iv) confirm that MVRs will not be used for any purpose other than the purpose specified to Reseller.

(v) Obtain the name of the consumer on whom the Employer is ordering the MVR

(vi) Retain all the information gathered in response to Section 3.1.2 (i),(ii), (iii), (iv) and (v) for a period of three years from the date of the Employer’s order.

3.1.3	ChoicePoint reserves the right to approve or reject any proposed Employers identified by Reseller.

3.2	Adverse Action Notice Requirements. In each of its agreements for service with Employers and Insurers, Reseller shall include language that states that if the Employer or Insurer uses MVRs to take adverse action against a consumer, said Employer will notify, in writing, the adversely affected consumer, specifying that the MVR influenced the employment or underwriting decision. Further, said Employer must agree to provide the adversely affected consumer with ChoicePoint’s address and toll free national telephone number such that ChoicePoint can make full disclosure of any information reported or held by ChoicePoint on said consumer

3.3	Investigation of Employers. Reseller must conduct a thorough investigation of the Employers, as defined in Section 3, (collectively “Authorized Recipients”), to confirm that its Employers intend to use the MVRs as described in Section 3.1 and to confirm that such Authorized Recipients otherwise comply with applicable laws and regulations. Without limiting the foregoing, before providing MVRs to its Authorized Recipients, Reseller must determine that the Authorized Recipients are bona fide business entities and are familiar with their responsibilities under the FCRA and Driver’s Privacy Protection Act, 18 U.S.C. § 2721 et seq., (“DPPA”) and able to comply with such responsibilities. Reseller warrants and represents that, before establishing a contractual relationship with an Authorized Recipients to whom MVRs will be provided, Reseller undergoes the investigative and compliance process described on Exhibit C attached hereto and incorporated herein. Reseller shall provide to ChoicePoint at ChoicePoint’s request, all materials and information relating to its investigations of its Authorized Recipients.

General Restrictions.

        4.1 Compliance with Law. Reseller certifies that it shall order, receive, disseminate, and otherwise handle the MVRs in compliance with all applicable federal and state statutes and regulations including, but not limited to, the FCRA and its state analogues, the DPPA and its state analogues, and statutes and regulations governing fair information practices. Reseller shall be responsible for understanding such statutes and regulations and for staying current regarding any changes or amendments to such statutes and regulations.

4.2	Compliance with Contractual Obligations. Reseller acknowledges and understands that ChoicePoint’s ordering, receipt, and dissemination of MVRs is governed by certain contracts between ChoicePoint and the various states (“State Contracts”). Upon execution of this Agreement by Reseller, ChoicePoint shall deliver to Reseller a copy of those State Contracts enumerated on Exhibit D attached hereto and incorporated herein. ChoicePoint agrees that it shall provide Reseller with any and all future State Contracts and amendments thereto that are executed during the Term in a timely manner as such State Contracts are received by ChoicePoint. ChoicePoint will deliver the State Contracts to Reseller via certified mail, return receipt requested, to the following address:

                                                                                        Avert, Inc
                                                                                        301 Remington Street
                                                                                        Fort Collins, Colorado 80524
                                                                                        Attention: Dean Suposs,/P>
Reseller certifies that it shall order, receive, disseminate, and otherwise handle the MVRs in compliance with all State Contracts. Compliance with State Contracts requires, among other things, the execution of certification forms required by certain states. If ChoicePoint and Reseller disagree as to the intent and/or effect of a State Contract restriction, Reseller shall comply with such restriction as interpreted by ChoicePoint. Reseller shall require its Authorized Recipients to be in compliance with any and all restrictions/obligations imposed by the State Contracts. In addition, Reseller shall be responsible for obtaining the state certification forms from the Authorized Recipients.

4.3	Restrictions on MVR Retention. Reseller certifies that it will not, either directly or indirectly, itself or through any agent or third party: (a) request, compile, store, maintain or use the MVRs (including any of the information therein) to build its own database; or, (b) copy or otherwise reproduce the MVRs (including any of the information therein) other than to serve the Authorized Recipient on whose behalf Reseller orders the MVR. In addition, Reseller shall enter into an agreement for service with the Authorized Recipients that prohibits said Authorized Recipients from performing any of the acts described in this Section 4.3.

        4.4 Resale of MVR only to ordering Authorized Recipients. Reseller acknowledges and agrees that it may not disseminate any MVR, in whole or in part, to any entity other than the Authorized Recipients on whose behalf the MVR was ordered, as outlined in Section 3.

4.5 Internet Restrictions. Reseller understands that certain states prohibit the sale, publication or dissemination of MVRs via the Internet. Such prohibition may be a statutory or regulatory prohibition as contemplated in Section 4.1 or a contractual restriction as contemplated in Section 4.2. Reseller shall be responsible for determining those states that prohibit the resale, publication or dissemination of MVRs via the Internet and shall comply with such prohibitions when disseminating MVRs to Authorized Recipients. In addition, Reseller shall enter into an agreement for service with the Authorized Recipients that requires the Authorized Recipients to comply with such prohibitions when using or disseminating MVRs. As of the date of execution of this Agreement, the states of Colorado, Wyoming, Pennsylvania and West Virginia prohibit the resale and dissemination of MVRs via the Internet.

4.6	Additional Restrictions. ChoicePoint, may, at any time, impose additional restrictions and/or prohibitions on the use the MVRs, to the extent they are imposed on ChoicePoint by third parties. Without limiting the foregoing, such restrictions or prohibitions may arise out of local, state or federal statutes or regulations and/or judicial or regulatory interpretations thereof. In addition, ChoicePoint may at any time impose reasonable restrictions and/or requirements on the use of MVRs to properly manage the integrity of the MVRs in light of issues concerning privacy, confidentiality, and other issues to which consumers may be sensitive. Reseller agrees to strictly comply with such restrictions, and require that Authorized Recipients strictly comply with such restrictions and/or requirements.

Price, Payment and Maintenance of Records.

MVR Price. ChoicePoint shall invoice and Reseller shall pay to ChoicePoint all charges and in the manner specified in Exhibit E attached hereto and incorporated herein during the Term. ChoicePoint shall pay directly to each state any and all state deposits, state funding accounts, bonds or accounts receivables required by such states (“State Fees”).

Processor Account Fee. Reseller acknowledges that, due to the highly regulated nature of MVRs, ChoicePoint incurs a significant cost to manage Reseller as a processor. Therefore, Reseller shall pay to ChoicePoint an annual fee (“Processor Fee”) of $500.00 as compensation for the management cost incurred by ChoicePoint as a result of this Agreement. Additionally, Reseller shall pay to ChoicePoint $50.00 per Employer account open/assigned (“Account Fee”) which accounts shall be sold in increments on 100. The Processor and Account Fee of at least $5500 {$500 plus $5000 (50 times 100 accounts} shall be paid to ChoicePoint upon execution of this Agreement. The annual Processor Fee shall be paid upon the anniversary of the effective date of this Agreement. These fees shall be nonrefundable, regardless of whether this Agreement terminates prior to the expiration of the Term. 5.3 Escrow Amount. Should Reseller fail to comply with any requirement of Section 3 or 4 of this Agreement,

Reseller agrees that such failure is a material breach of this Agreement and such breach shall result in immediate termination of this Agreement. Reseller further agrees that such breach would cause ChoicePoint irreparable harm and that damages are not readily determinable and agrees to pay ChoicePoint the sum of $100,000 as liquidated damages for such breach.

5.4	Payment Schedule. Due to the high cost of state registry fees, ChoicePoint shall invoice Reseller weekly and shall electronically debit the weekly invoice amount from Resellers account. Reseller shall provide ChoicePoint with all necessary documentation attached hereto in Exhibit A, to allow ChoicePoint to electronically debit its account and shall have the right to contest any invoice that ChoicePoint provides through the applicable statute of limitation period.

5.5	Records and Right to Audit. Reseller shall maintain business and financial records pertaining to its purchase and dissemination of MVRs for a continuing (rolling) period of five (5) years beginning with the Effective Date of this Agreement. Such records shall contain information sufficient to verify that the use of MVRs complies with this Agreement. Without limiting the foregoing, such records will include records indicating each Authorized Recipients to whom Reseller provided MVRs and the purpose for which such MVRs were obtained. These records shall be made available to ChoicePoint and/or any requesting state upon ChoicePoint’s request. ChoicePoint shall have the right, upon reasonable advance notice to Reseller, to examine such records during regular business hours. In addition, upon reasonable advance notice, ChoicePoint shall have the right to audit Reseller with regard to Reseller’s performance of and compliance with this Agreement.

6. Representations, Warranties and Exclusions.

Mutual Representations and Warranties. Each party hereby represents and warrants to the other party that (a) it has the full right, power and authority to enter into and perform this Agreement, and (b) this Agreement has been duly authorized, executed and delivered and constitutes the valid and binding obligation of each party and is enforceable in accordance with its terms.

Warranties and Limitations by ChoicePoint.

Warranties. ChoicePoint represents and warrants that, to its knowledge, it has the right and authority to grant the rights described in this Agreement and to provide Reseller with MVRs; ChoicePoint further warrants to Reseller that MVRs delivered to Reseller hereunder and information contained therein will be as complete, accurate, and current as is reasonably obtainable in view of ChoicePoint’s customary method of compilation and the nature and accuracy of the providing state’s data; PROVIDED, HOWEVER, CHOICEPOINT DOES NOT GUARANTEE OR WARRANT THE ACCURACY, TIMELINESS, COMPLETENESS, CURRENTNESS, FUNCTIONALITY, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OF THE MVR(S) AND SHALL NOT BE LIABLE TO RESELLER OR TO ITS AUTHORIZED RECIPIENTS FOR ANY LOSS OR INJURY ARISING OUT OF THE USE OF THE MVR(S) BY RESELLER OR ITS AUTHORIZED THIRD PARTIES OR CAUSED IN WHOLE OR IN PART BY CHOICEPOINT’S ACTS OR OMISSIONS, WHETHER NEGLIGENT OR OTHERWISE, IN DEVELOPING GATHERING, PROCESSING, COMMUNICATING OR DELIVERING THE MVR(S).

Limitation of Liability, Exclusive Remedy. CHOICEPOINT’S SOLE OBLIGATION, AND RESELLERS EXCLUSIVE REMEDY, FOR A NONCONFORMITY IN THE MVR(S) SHALL BE, AT CHOICEPOINT’S ELECTION, REPERFORMANCE OF THE NONCONFORMING ACTIVITY OR REFUNDING TO RESELLER THE AMOUNTS PAID BY RESELLER FOR THE NONCONFORMING ACTIVITY. CHOICEPOINT SHALL NOT BE LIABLE TO RESELLER OR ITS AUTHORIZED RECIPIENTS FOR LOST PROFITS, DIRECT, INDIRECT, SPECIAL, OR CONSEQUENTIAL DAMAGES, ARISING OUT OF OR IN ANY WAY CONNECTED WITH CHOICEPOINT’S BREACH OF THIS AGREEMENT, THE AFOREMENTIONED WARRANTIES OR THE LICENSES GRANTED HEREIN.

Indemnification. Reseller specifically acknowledges that the terms, conditions and prices set forth in this Agreement are predicated, in part, upon the allocation of risks set forth in this Paragraph 6.3.

By Reseller. Reseller agrees to indemnify and hold ChoicePoint harmless from and against any and all losses, claims, damages and liabilities that ChoicePoint may suffer or incur based upon any third party claim, charge or suit instituted against ChoicePoint arising out of or resulting from: (i) any breach of a duty arising hereunder by Reseller or its Authorized Recipients; and/or (ii) any negligent or willful misuse/dissemination of MVRs by Reseller or any third party having access to same by, through or under Reseller; provided, however, this indemnification obligation shall not extend to third party claims arising out of a breach of this Agreement by ChoicePoint.

Notice. ChoicePoint agrees to notify Reseller in writing of any such claim, action, proceeding or demand as soon as reasonably practicable upon receipt of or knowledge of same and afford Reseller the opportunity to defend or participate in the defense of such claim, action proceeding or demand, and further, ChoicePoint agrees that no settlement or payment of any claim, action, proceeding or demand shall be binding upon Reseller, unless prior approval and consent is obtained from Reseller, which consent shall not be unreasonably withheld. In addition thereto, ChoicePoint shall cooperate with Reseller in every reasonable manner (at Reseller’s sole expense) to facilitate the defense of any claim, charge, or suit brought hereunder.

Title Warranty And Indemnity. ChoicePoint warrants that, to its knowledge, it has full power to provide MVRs as provided in this Agreement and that the provision of MVRs hereunder does not infringe on any United States patent, copyright, or other intellectual property right. ChoicePoint shall defend, protect, indemnify and hold Reseller harmless against all costs, expenses and damages attributable to any claim of infringement of any United States patent, copyright or other intellectual property right which arises out of Reseller’s use of MVRs in accordance with this Agreement, provided that ChoicePoint is given prompt notice and full control over the defense of any such claim and receives Reseller’s full cooperation (at ChoicePoint’s sole expense) in the defense thereof. THE FOREGOING STATES CHOICEPOINT’S ENTIRE LIABILITY TO RESELLER OR ITS AUTHORIZED RECIPIENTS FOR ANY CLAIM OF INFRINGEMENT OF ANY PROPRIETARY RIGHTS ASSERTED BY A THIRD PARTY.

Proprietary Rights and Confidentiality.

ChoicePoint Confidential Information. ChoicePoint regards, and hereby identifies as proprietary and confidential those methods and processes for collecting, decoding, assembling and accessing MVRs. Reseller agrees to exercise due and reasonable care in protecting the ChoicePoint confidential and proprietary information from unauthorized use or disclosure.

Use of Parties' Marks. Neither party will issue advertising or other written documents that contain any reference to the other party or contains any mark or copyright of the other party except with the other party's written approval.

Confidentiality of Agreement. The existence of this Agreement shall not be considered confidential but the terms and conditions of this Agreement, including the MVR Price, shall be kept confidential and shall not be disclosed by either party to any third party, excluding an affiliate or subsidiary of such party, without the prior written consent of the other party, except pursuant to proper judicial process. In addition, Reseller shall not advertise, or otherwise disclose to any third party, that ChoicePoint is the source of the MVRs unless Reseller first obtains the express, written permission of ChoicePoint.

      7.4 Survival. The obligations of this Section 7 shall survive any termination of this Agreement.

Miscellaneous.

Relationship of Parties. The relationship of the parties hereto shall be that of independent contractors. Nothing herein shall be construed to create any partnership, joint venture, or similar relationship or to subject the parties to any implied duties or obligations respecting the conduct of their affairs, which are not expressly stated herein. Neither party shall have any right or authority to assume or create any obligation or responsibility, either express or implied, on behalf of or in the name of the other party, or to bind the other party in any matter or thing whatsoever.

Notices. Notice to ChoicePoint and to Reseller under or relating to this Agreement shall be in writing to the addresses set forth below unless a different address is indicated in writing. All notices under this Agreement shall be effective upon receipt.

        To ChoicePoint:                         To Reseller:

                                                Attn.: Dean Suposs
        ChoicePoint Services Inc.               Avert, Inc.
        1000 Alderman Drive                     301 Remington Street
        Alpharetta, Georgia  30005              Fort Collins, Colorado  80524
        Attn:  General Counsel

Severability. The terms and conditions of this Agreement are severable. If any term or condition of this Agreement is deemed to be illegal or unenforceable under any rule of law, all other terms shall remain in force. Further, the term or condition that is held to be illegal or unenforceable shall remain in effect as far as possible in accordance with the intention of the parties.

Entire Agreement. The parties hereto agree that this Agreement represents the complete and exclusive statement of the agreement between the parties, and supersedes all prior proposals and understandings, oral or written, relating to the subject matter of this Agreement.

Modification of Agreement. This Agreement may be amended only by a writing executed by the parties hereto.

Effect of Waiver. Failure by either party to enforce any provision of this Agreement shall not be deemed a waiver of that provision or of any other provision of this Agreement.

Force Majeure. Neither party shall be responsible for any delay or failure in performance resulting from acts beyond the control of such party. Such acts shall include but not be limited to: an act of God; an act of war; a riot; an epidemic, fire, flood or other disaster; an act of government, a strike or lockout.

8.8	Assignment or Change of Control. Reseller may not assign or subcontract this Agreement without theadvance, written permission of ChoicePoint, and any such purported assignment or delegation, including full or partial assignment or delegation to any agent or subcontractor is void. Written permission of ChoicePoint shall also be required in connection with a merger, reorganization, or sale or transfer of substantially all of Reseller’s assets or line of business.

8.9	Compliance with ChoicePoint’s Privacy Principles. Reseller acknowledges and agrees that ChoicePoint has adopted the “ChoicePoint Privacy Principles” (“Principles”), which includes Principle No. 5. Reseller agrees that it will not commit or permit its directors, officers, employees, agents or Authorized Recipients to commit any action that causes ChoicePoint or Reseller to be in violation of such Principle. A copy of Principle No. 5 is attached hereto as Exhibit F and incorporated herein.

8.10	Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Georgia without respect to its choice of law provisions.

8.11	Survival. In addition to the terms of Section 7, all rights and obligations of the parties pertaining to i) the protection or use of proprietary or confidential data, or ii) the improper or unlawful use of MVRs shall survive the termination or expiration of this Agreement.

8.12	Counterparts. This Agreement may be executed in two or more counterparts, each of which shall take effect as an original, and all of which, together, shall evidence one and same instrument.

8.13	ChoicePoint’s Right to Sell MVRs. Nothing in this Agreement shall limit ChoicePoint’s right to market, sell, and/or disseminate MVRs, in whole or in part.

8.14	Employee Instructions. Reseller shall issue appropriate instructions to its employees having access to MVRs concerning restrictions contained herein and shall institute appropriate security measures, at least equivalent to those normally used by Reseller in the same or similar circumstances with respect to its own information (provided such measures provide at least a reasonable degree of care), to prevent the accidental or otherwise unauthorized use or disclosure of MVRs.

          AGREED UPON AND EXECUTED as of the dates indicated below by the duly authorized representatives of the parties hereto.

For:                                         For:
ChoicePoint Services Inc.                    Avert, Inc.

Signed:                                      Signed:

________________________________________     ___________________________________________
Name:                                        Name: Dean Suposs
________________________________________     ___________________________________________
Title:                                       Title: President, CEO
________________________________________     ___________________________________________

Date:                                        Date: May 25, 2000
________________________________________     ___________________________________________

EXHIBIT A
AUTOMATED CLEARING HOUSE FORM

EXHIBIT B
CONTRACTUAL RESTRICTIONS

        1. Authorized Recipient certifies that it shall order, receive and use MVRs in compliance with all applicable federal and state statutes and regulations including, but not limited to, the FCRA and its state analogues, the DPPA and its state analogues, and statutes and regulations governing fair information practices.

        2. Authorized Recipient certifies that, upon request of Reseller, it shall execute any and all certification forms required by states from which Employer receives MVRs.

        3. Authorized Recipient shall be prohibited from selling, disseminating, or otherwise distribution any MVR, in whole or in part, to any third party. Employer shall order, receive, and use MVRs solely as an end user.

        4. If Authorized Recipient uses MVRs to take adverse action against a consumer, Authorized Recipient will notify, in writing, the adversely affected consumer, specifying that the MVR influenced the employment decision. Further, Authorized Recipient must provide the adversely affected consumer with ChoicePoint’s address and toll free national telephone number such that ChoicePoint can make full disclosure of any information reported or held by ChoicePoint on said consumer.

EXHIBIT C
INVESTIGATIVE AND COMPLIANCE PROCESS

Ensure that the Employer has a valid business license in all states in which the Employer is doing business and that the Employer has a employment related need for the MVR.

EXHIBIT D
STATE CONTRACT LIST

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Alabama                 o   Request for Motor Vehicle Record Containing Personal Information
                             7/31/98.
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Arizona                 o   Letter from Arizona Dept. of Transportation, Motor Vehicle Division allowing CP to receive EDI & On-Line access to Driver License database 2/21/98
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Arkansas                o   K-Section 1 of Act 465 of the 1977 Acts, Agreement for Batch Processing
                            9/2/97
                        o   Letter from Finance and Administration 2/15/00
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California              o   Reseller has their own account with the state
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Colorado                o   Agreement for Purchase of Driver Records From The Motor Vehicle
                            Division 3/4/98
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Connecticut             o   Not serving Reseller
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Delaware                o   Not serving Reseller
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DC                      o   No k
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Georgia                 o   Agreement (Georgia Net Authority & Equifax Services Inc.)
                            9/10/90
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Idaho                   o   Agreement Between the Idaho Transportation Department and
                            ChoicePoint Services Inc.  2/26/98
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Illinois                o   Access Agreement by & Between IL Secretary of State & Equifax for
                            Purchasing Computer Stored Information 6/26/95 with Bulk
                            User Agreement
----------------------- -------------------------------------------------------------------------------------
Indiana                 o   Agreement for Interactive Point - To - Point Electronic access to
                            Indiana Bureau of Motor Vehicle Records through Access Indiana
                            Information Network 7/3/97
                        o   Letter dated 5/29/97 regarding Compliance with the Indiana
                            Driver Privacy Protection Act
----------------------- -------------------------------------------------------------------------------------
Kansas                  o   Certificate of Acceptable Use 4/24/98
                        o   Agreement between ChoicePoint and Information  Network of Kansas 6/15/98
----------------------- -------------------------------------------------------------------------------------
Kentucky                o   Request for Driver Licensing Records 10/3/97
----------------------- -------------------------------------------------------------------------------------
Louisiana               o   Service Contract (7/1/99 not signed by state)
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Maine                   o   Agreement for Batch Processing 7/7/99
----------------------- -------------------------------------------------------------------------------------
Maryland                o   Purchase of Information in MVR Administration Records
                            9/18/97
----------------------- -------------------------------------------------------------------------------------
Massachusetts           o   Addendum No. 1 to Agreement for Electronic Access 10/22/97
                        o   Second Amendment to Agreement for Electronic Access 10/22/97
                        o   Agreement for Electronic Access 9/29/97
                        o   Request for Personal Information in RMV Records 5/26/98
----------------------- -------------------------------------------------------------------------------------
Michigan                o   Request for Record Information Request 7/30/98
----------------------- -------------------------------------------------------------------------------------
Minnesota               o   Letter - Permissible Uses of MVR Data 7/2/96
                        o   Commercial Inquiry Agreement For Motor Vehicle and/or
                            Driver License Records 10/13/94.
                        o   Minnesota Driver and Vehicle Services/Equifax Services Inc.
                            Purchases Agreement 2/4/91
----------------------- -------------------------------------------------------------------------------------
Mississippi             o   Dept. of Public Safety Information Services Users Agreement
                            Electronic Exchange 10/10/97
----------------------- -------------------------------------------------------------------------------------
Missouri                o   Request for M 3/V/DL.  Record (s) Security Access Code 4/24/98
                        o   Letter from Missouri Dept. Of Revenue 5/14/98
----------------------- -------------------------------------------------------------------------------------
Montana                 o   Memorandum of Agreement - The Montana Department of Justice - Motor
                            Vehicle Division 9/23/97
----------------------- -------------------------------------------------------------------------------------
Nebraska                o   Agreement between Equifax & Nebraska @ Online 3/6/95
                        o   Agreement for Interactive Point-to-Point Electronic Access to Nebraska
                            Drivers License Records 3/25/96
                        o   Letter Agreement 8/25/97
----------------------- -------------------------------------------------------------------------------------
Nevada                  o   Application for Record Service with Affidavit 10/2/95
----------------------- -------------------------------------------------------------------------------------

New Jersey              o   Application for On-Line Access to Motor Vehicle Records 11/4/98
                            (revised) With Certification Of Use of Personal Information 11/4/98
                        o   Application for Tape to Tape Exchange Program 11/4/98 (revised)  with
                            Certification of Use of Personal Information 11/4/98
                        o   Application For Electronic File Transfer Of Motor Vehicle Records 11/4/98
                            (revised) With Certification Of Use Of Personal Information 11/4/98
                        o   Limited On-Line Access Program Agreement Between Division Of Motor
                            Vehicles And ChoicePoint Services Inc. 12/23/98
----------------------- -------------------------------------------------------------------------------------
New Hampshire           o   Release of Multiple Motor Vehicle Driver Records 8/13/99
----------------------- -------------------------------------------------------------------------------------
                        o   Driver Date Agreement 6/4/99, Redacted Version
New Mexico
----------------------- -------------------------------------------------------------------------------------
New York                o   Memorandum of Understanding 12/3/99
----------------------- -------------------------------------------------------------------------------------
North Carolina          o   No Contract
----------------------- -------------------------------------------------------------------------------------
Ohio                    o   Dept. of Public Safety Bureau of Motor Vehicles Access to Public Records
                            Agreement 6/5/95
                        o   Record Request 4/20/98
----------------------- -------------------------------------------------------------------------------------
Oregon                  o   Application for Requalification of Record Inquiry Account 9/11/97
----------------------- -------------------------------------------------------------------------------------
Pennsylvania            o   Not serving Reseller
----------------------- -------------------------------------------------------------------------------------
Rhode Island            o   No K
----------------------- -------------------------------------------------------------------------------------
South Dakota            o   Request to Obtain South Dakota Abstract of Driver's Operating
                            Record and/or Application for Security Access Code 4/22/98
----------------------- -------------------------------------------------------------------------------------
Tennessee               o   Agreement between Department of Safety & ChoicePoint 9/2/98
----------------------- -------------------------------------------------------------------------------------
Texas
----------------------- -------------------------------------------------------------------------------------
Utah                    o   Agreement for Utah MVR Record Processing 6/30/99
----------------------- -------------------------------------------------------------------------------------
Vermont                 o   Agreement between Vermont Dept. MVR and ChoicePoint 9/2/97
----------------------- -------------------------------------------------------------------------------------
Virginia                o   Information Use Agreement 2/2000
----------------------- -------------------------------------------------------------------------------------
Washington              o   Reseller has their own account with the state
----------------------- -------------------------------------------------------------------------------------
West Virginia           o   Agreement between West Virginia Dept. Of Transportation and
                            ChoicePoint Services Inc.  7/7/98
                        o   Letter to lacy Morgan w/Dept. of Transportation 8/17/98
----------------------- -------------------------------------------------------------------------------------
                        o   Agreement Between the Wisconsin Department of Transportation
Wisconsin               o   On-line access to Wisconsin Driver Abstracts 5/6/98
                        o   Requestor Information Form 8/11/99
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Wyoming                 o   Privacy Disclosure Agreement and Information Usage Worksheet 4/24/98
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EXHIBIT E
MVR PRICES

EXHIBIT F
PRINCIPLE NO. 5

ChoicePoint discloses personally identifiable information to customers and others only pursuant to consumer notices, consumer consent or when in compliance with law or legal process.

ChoicePoint provides personally identifiable information to customers to bring increased confidence to decision-makers. We insist that our customers use our personally identifiable information products and services in a manner consistent with our Privacy Principles.

For the vast majority of our business transactions, we obtain consent from the consumer directly or through our customers before we disclose information to third parties. However, in cases where consent is not practical, we provide notice through Web sites and education materials of the uses to which our information is put. In addition, however, we may be required by court order or subpoena to provide personally identifiable information without the consent of the consumer to whom it pertains.